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                                                                     Exhibit 1.1

                             UNDERWRITING AGREEMENT

___________________ __, 2006

FELTL AND COMPANY, INC.
d/b/a Feltl and Company
225 South Sixth Street
Suite 4200
Minneapolis, MN 55402

Ladies and Gentlemen:

     Global Traffic Network, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Feltl and Company, Inc., d/b/a Feltl and Company, a Minnesota corporation (the "Underwriter") 3,800,000 shares of its common stock, $.001 par value per share (the "Common Stock"). The 3,800,000 shares of Common Stock to be sold by the Company are called the "Firm Common Shares." In addition, the Company has granted to the Underwriter an option to purchase up to an additional 570,000 shares of Common Stock (the "Optional Common Shares"), as provided in Section 2 of this Underwriting Agreement (this "Agreement"). The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares are collectively called the "Common Shares."

     The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-130417), which contains a form of prospectus to be used in connection with the public offering and sale of the Common Shares, and such amendments thereof as may have been required to the date of this Agreement. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the "Registration Statement." Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement," and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriter to confirm sales of the Common Shares, is called the "Prospectus." All references in this Agreement to (i) the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") and (ii) the Prospectus shall be deemed to include the "electronic Prospectus" provided for use in connection with the offering of the Common Shares as contemplated by Section 3(s) of this Agreement.

     The Company hereby confirms its agreements with the Underwriter as follows:


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     Section 1. Representations and Warranties. The Company hereby represents, warrants, covenants and agrees with the Underwriter that:

     (a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect, and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

     Each preliminary prospectus, the final preliminary prospectus included in the Disclosure Package (as defined below) and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriter for use in connection with the offer and sale of the Common Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective, at the First Closing Date (as defined below) and at the Second Closing Date (as defined below), complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Prospectus, as amended or supplemented, as of its date, at the First Closing Date and at the Second Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the "Underwriting" section of the Registration Statement, or of any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. There are no material agreements or understandings affecting the Company that have not been reduced to writing and so filed.

     (b) Offering Materials Furnished to the Underwriter. The Company has delivered to the Underwriter three complete manually signed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriter has reasonably requested.

     (c) Disclosure Package. The term "Disclosure Package" shall mean, collectively, (i) the preliminary prospectus that is included in the Registration Statement immediately prior to the Initial Sale Time (as defined below), if any, as amended or supplemented, (ii) the issuer free


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writing prospectuses as defined in Rule 433 of the Securities Act (each, an
"Issuer Free Writing Prospectus") identified in Schedule 1 hereto, and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of __:__ [a/p]m (Eastern time) on the date of this Agreement (the "Initial Sale Time"), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 9 hereof.

     (d) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Common Shares or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in
Section 9 hereof.

     (e) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date and the completion of the Underwriter's distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Underwriter or included in
Schedule 1 hereto or the Registration Statement.

     (f) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and, with respect Section 17 of this Agreement, each of the Subsidiaries (as defined below) enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

     (g) Authorization of the Common Shares. The Common Shares to be purchased by the Underwriter from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

     (h) No Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Common Shares.


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     (i) No Applicable Registration or Other Similar Rights. There are no
persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived in writing prior to the date of this Agreement, with copies of such written waivers furnished to the Underwriter.

     (j) No Material Adverse Change. Except as otherwise expressly disclosed or described in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus: (i) there has been no adverse change, or any development that could reasonably be expected to result in an adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company or any of its direct and indirect wholly-owned subsidiaries, including The Australia Traffic Network Pty Limited, an Australian proprietary company registered under the Corporations Act of Australia (the "Australia Traffic Network"), Global Traffic Canada, Inc., a Delaware corporation, and Canadian Traffic Network ULC, an Alberta business corporation ("Subsidiaries"), that is, individually or in the aggregate, material to either of the Company's Canadian or Australian business operations, whether or not arising from transactions in the ordinary course of business, of the Company or any of its Subsidiaries (any such change or effect is called a "Material Adverse Change");
(ii) neither the Company nor any of its Subsidiaries has incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or repurchase or redemption by the Company of any class of capital stock, nor is there any agreement or understanding with respect to the same.

     (k) Independent Accountants. BDO, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes and schedules thereto) filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, are and, during the periods covered by their report, were an independent registered public accounting firm within the meaning of Regulation S-X issued under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as required under the Securities Act and the Exchange Act.

     (l) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus present fairly the financial position of the Company as of and at the dates indicated and the results of its operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth under the captions "Prospectus Summary--Summary Historical and Pro Forma Financial Data," "Capitalization," "Dilution," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and


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elsewhere in the preliminary prospectus included the Disclosure Package and the
Prospectus fairly present the information set forth therein on a basis consistent with that of the financial statements contained in the Registration Statement.

     (m) Incorporation and Good Standing of the Company. Each of the Company and its Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and, with respect to the Company, to enter into and perform its obligations under this Agreement. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of the Subsidiaries issued to the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim except are described in the Disclosure Package and the Prospectus. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed in Exhibit 21 to the Registration Statement.

     (n) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in each of the Disclosure Package and the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Disclosure Package and the Prospectus). The Common Stock (including the Common Shares) conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all applicable federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company, other than those accurately described in the Disclosure Package and the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in each of the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

     (o) Quotation; Exchange Act Registration. The Company has satisfied all of the requirements of the Nasdaq National Market for listing the Common Shares on such market and for the trading of the Common Stock on the Nasdaq National Market, and the Common Shares have been approved for inclusion on the Nasdaq National Market, subject only to official notice of issuance. A registration statement has been filed on Form 8-A pursuant to Section 12 of the


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Exchange Act with respect to the Common Stock, which registration statement complies in all material respects with the Exchange Act.

     (p) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its Subsidiaries is (i) in violation or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under its charter or bylaws, (ii) is in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject (each, an "Existing Instrument"), or (iii) is in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its properties, as applicable, except with respect to clauses (ii) and (iii) only, for such violations as would not, individually or in the aggregate, result in a Material Adverse Change. The execution, delivery and performance of this Agreement by the Company and with respect to Section 17 of this Agreement, by each of the Subsidiaries, and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any Default under the charter or bylaws of the Company or any of its Subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, Debt Repayment Triggering Events (as defined below), liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change, and (iii) will not result in any violation of any law, regulation, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the execution, delivery and performance of this Agreement by the Company and, with respect to Section 17 of this Agreement, by the Subsidiaries and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus, except such as have been obtained or made by the Company or its Subsidiaries and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the National Association of Securities Dealers, Inc. (the "NASD"), and (B) such consents, approvals, authorizations, orders, registrations or qualifications that, if not obtained or made, would not individually or in the aggregate result in a Material Adverse Change. As used herein, but excluding that certain loan transaction between Metro Networks Communications, Inc. and Canadian Traffic Network ULC, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or its Subsidiaries.

     (q) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened (i) against


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or affecting the Company or any of its Subsidiaries, (ii) which has as the subject thereof any officer, director or employee of, or property owned or leased by, any of the Company or its Subsidiaries, (iii) relating to environmental or discrimination matters, where in any such case any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement or by the Prospectus. No labor problem or dispute with the employees of the Company or any of its Subsidiaries or with the employees of any third party, with whom the Company or its Subsidiaries has a material relationship, exists or, to the best of the Company's knowledge, is threatened or imminent.

     (r) Intellectual Property Rights. Except as otherwise expressly disclosed or described in the Disclosure Package and the Prospectus, the Company and its Subsidiaries own or possess valid and enforceable licenses or other rights to use all trademarks, trade names, service marks, patent rights (including all patents and patent applications), copyrights, domain names, licenses, approvals, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, trade secrets, technologies, proprietary techniques (including processes and substances) and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct its business as now conducted and as currently contemplated to be conducted as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, free and clear of all liens, claims and encumbrances, other than as described in the Registration Statement, the Disclosure Package and the Prospectus; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Other than as described in the Registration Statement, the Disclosure Package and the Prospectus: (i) there are no third parties who have any rights in the Intellectual Property Rights that could preclude the Company and its Subsidiaries from conducting their business as currently conducted or as presently contemplated to be conducted as described in the Registration Statement, the Disclosure Package and the Prospectus; (ii) there are no pending or, to the best knowledge of the Company, threatened actions, suits, proceedings, investigations or claims by others challenging the rights of the Company or any of its Subsidiaries (or if the Intellectual Property Rights are licensed to the Company or any of its Subsidiaries, the licensor thereof) in any Intellectual Property owned or licensed to the Company and its Subsidiaries;
(iii) neither the Company nor any of its Subsidiaries nor (if the Intellectual Property Rights are licensed to the Company and its Subsidiaries) the licensor thereof has infringed, or received any notice of infringement of or conflict with, any rights of others with respect to the Intellectual Property; and (iv) there is no dispute between any of the Company and its Subsidiaries and any licensor with respect to any Intellectual Property Right. The Company and its Subsidiaries have taken all steps necessary or appropriate to protect, maintain and safeguard the Intellectual Property Rights for which improper or unauthorized disclosure would impair its value or validity and has entered into appropriate and enforceable (i) nondisclosure and confidentiality agreements,
(ii) invention assignment and other assignment agreements with all current employees and contractors, and all past employees and contractors to the extent material to the business of the Company and its Subsidiaries, and (iii) has made appropriate filings and registrations in connection with the foregoing.


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     (s) Title to Properties. The Company and its Subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(l) above (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as expressly disclosed or described in the Disclosure Package and the Prospectus or such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or its Subsidiaries. The real property, improvements, equipment and personal property held under lease by the Company or its Subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or its Subsidiaries.

     (t) Tax Law Compliance. Each of the Company and its Subsidiaries have filed all necessary federal, state and foreign income, employment and franchise tax returns and has paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(l) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company and its Subsidiaries has not been finally determined.

     (u) Company Not an "Investment Company." The Company has been advised by its legal counsel of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Common Shares and application of the proceeds thereof contemplated under "Use of Proceeds" in each of the Disclosure Package and the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

     (v) Insurance. Each of the Company and its Subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their business including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction and acts of vandalism. All policies of insurance and surety bonds insuring the Company or its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company has no reason to believe that it or its Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither the Company nor any of its Subsidiaries have been denied any insurance coverage which it has sought or for which it has applied.


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     (w) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares. The Company acknowledges that the Underwriter may engage in passive market making transactions in the Common Shares on the Nasdaq National Market in accordance with Regulation M under the Exchange Act.

     (x) Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any of its Subsidiaries, on the one hand, and the directors, officers, employees, contractors, stockholders, customers, distributors or suppliers of the Company or any of its Subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement, the Disclosure Package and the Prospectus and that is not so described.

     (y) Disclosure Controls and Procedures. The Company has established and will maintain disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that information relating to the Company is made known to the Company's principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, and (ii) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company's disclosure controls and procedures described above, the Company is not aware of (a) any deficiency in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. Since the most recent evaluation of the Company's disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

     (z) No Unlawful Contributions or Other Payments. Neither the Company nor its Subsidiaries nor, to the best of the Company's knowledge, any director, officer, employee, agent, contractor, distributor or other persons acting on behalf of any of the Company or its Subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Disclosure Package and the Prospectus.

     (aa) Company's Accounting System. The books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect, in all material respects and in reasonable detail, the transaction in, and the dispositions of, the assets of, and the results of operations of, the Company and its Subsidiaries. The Company and its Subsidiaries maintain a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets;


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(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has no "off-balance sheet arrangements," as that term is defined in Item 303(a)(4)(ii) of Regulation S-K under the Securities Act and the Exchange Act.

     (bb) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) neither the Company nor its Subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its Subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or its Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or its Subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or its Subsidiaries have received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or its Subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's knowledge, threatened against the Company or its Subsidiaries or any person or entity whose liability for any Environmental Claim the Company or its Subsidiaries have retained or assumed either contractually or by operation of law; (iii) to the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or its Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or its Subsidiaries has retained or assumed either contractually or by operation of law, and neither the Company nor its Subsidiaries is subject to any pending or threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more.

     (cc) ERISA Compliance. The Company and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its Subsidiaries or its "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company and its Subsidiaries, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company and its Subsidiaries are a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its Subsidiaries or any of its ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its Subsidiaries or any of its ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company nor its Subsidiaries nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or
(ii) Section 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its Subsidiaries or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

     (dd) Brokers. Other than as required by the terms of this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or its Subsidiaries any brokerage or finder's fee or other fee, commission or performance-based compensation as a result of any transactions contemplated by this Agreement.

     (ee) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any of the Company or its Subsidiaries to, or for the benefit of, any of the officers, directors, employees or consultants of any of the Company or its Subsidiaries.

     (ff) Compliance with Laws. Except as expressly disclosed or described in the Registration Statement, the Disclosure Package and the Prospectus, the Company and its Subsidiaries: (i) are and at all times have been in full compliance with all statutes, rules, regulations, permits, licenses, authorizations, ordinances, orders, decrees and guidances issued by the applicable federal, state, local or foreign governmental or self-regulatory agencies or bodies having authority over the Company or its Subsidiaries ("Governmental Authority") applicable to the conduct of their business, use and piloting of fixed wing aircraft and helicopters, ownership, testing, development, manufacture, packaging, processing, recordkeeping, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company and its Subsidiaries ("Applicable Laws"), except for such non-compliance as would not, individually or in the aggregate, result in a Material Adverse Change; (ii) have not received any notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, registrations, authorizations, permits, orders and supplements or amendments thereto required by any such Applicable Laws ("Authorizations"); (iii) possess all Authorizations and such Authorizations are valid and in full force and effect and neither the Company nor any of its Subsidiaries is in violation of any term of any such Authorizations, except for any failure to possess or violation of any Authorization as would not, individually or in the aggregate, result in a Material Adverse Change; (iv) have not received notice of any pending or threatened claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from any Governmental Authority or third party alleging that any company operation or activity is in violation of any Applicable Laws or Authorizations and the Company has no knowledge or reason to believe that any such Governmental Authority or third party is considering any such claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action; (v) have not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and the Company has no knowledge or reason to believe that any such Governmental Authority is considering such action; (vi) have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as are required by all Applicable Laws or Authorizations and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission), except for any failure to file, obtain, maintain, or submit, and any failure to be complete and correct as would not result, individually or in the aggregate, in a Material Adverse Change; and (vii) have not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, post-sale warning or other notice or action relating to an alleged lack of efficacy of any product, any alleged product defect, or violation on any Applicable Laws or Authorizations; the Company is not aware of any facts that would cause the Company or its Subsidiaries to initiate any such notice or action; and the Company does not have any knowledge or reason to believe that any Governmental Authority or third party intends to initiate any such notice or action.

     (gg) Nasdaq Governance Rules. The Company has duly adopted organizational structures and policies sufficient to comply with the requirements of the Nasdaq National Market corporate governance rules in effect as of the date hereof.

     (hh) [reserved]

     (ii) Statistical and Market Data. The scientific, statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are accurately based on or derived from sources that are credible and generally recognized as authoritative in the Company's industry.

     (jj) MD&A. There are no transactions, arrangements or other relationships that are required to be disclosed in the Disclosure Package and the Prospectus by the Commission's "Statement About Management's Discussion and Analysis of Financial Condition and Results of Operations" (January 22, 2002) that are not so disclosed or described as required.

     (kk) Sarbanes-Oxley Act. The Company is in material compliance with all applicable provisions of the U.S. Sarbanes Oxley Act of 2002 that are effective and the rules and regulations promulgated in connection therewith.

     (ll) Underwriter's Warrants. The Underwriter's Warrants have been duly authorized for issuance to the Underwriter or its designees and will, when issued, possess rights, privileges, and characteristics as represented in the most recent form of Underwriter's Warrants filed as an exhibit to the Registration Statement. Further, the securities to be issued upon exercise of the Underwriter's Warrants, when issued and delivered against payment therefor in accordance with the terms thereof, will be duly and validly issued, fully paid, nonassessable and free of preemptive rights, and all corporate action required to be taken for the authorization and issuance of the Underwriter's Warrants, and the securities to be issued upon their exercise, have been validly and sufficiently taken. The execution by the Company of the Underwriter's Warrants has been duly authorized by all required action of the Company and, when so executed and delivered, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights and remedies or by general equitable principles.

     (mm) Compliance with Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act, the money laundering statutes of all jurisdictions to which the Company and its Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Company and its Subsidiaries with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

     (nn) Sanctions by OFAC. Neither the Company nor its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of any of the Company or its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company and its Subsidiaries will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

     (oo) No Issuance of Securities. Except as expressly disclosed or described in the Disclosure Package and the Prospectus, the Company has not sold or issued any securities during the six-month period preceding the date of the Disclosure Package and the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

     (pp) Lock-Up Agreements. All of the lock-up agreements described in Section 6(j) hereof are in full force and effect.

     (qq) Share Exchange Transaction. The issuance of Common Stock and certain promissory notes by the Company to the holders of outstanding ordinary shares of the Australia Traffic Network in exchange for all such outstanding ordinary shares of the Australia Traffic

Network in the share exchange transaction, as described in the Disclosure Package and the Prospectus (the "Share Exchange Transaction"), has been duly authorized by the Company and has been duly consummated by the Company and each other party to the Share Exchange Transaction. The Share Exchange Transaction does not require any governmental or third party consent or approval. Neither the issuance of Common Stock nor the issuance of promissory notes by the Company in accordance with the Share Exchange Transaction requires registration under the Securities Act and such issuances will not be integrated with the sale of the Common Shares hereunder.

     Any certificate signed by an officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters set forth therein. The Company acknowledges that the Underwriter and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsels to the Company and counsel to the Underwriter, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

     Section 2. Purchase, Sale and Delivery of the Common Shares.

     (a) The Firm Common Shares. The Company agrees to issue and sell to the Underwriter the Firm Common Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriter agrees to purchase from the Company the Firm Common Shares. The purchase price per Firm Common Share to be paid by the Underwriter to the Company shall be $ 4.65 per share.

     (b) The First Closing Date. Delivery of certificates for the Firm Common Shares to be purchased by the Underwriter and payment therefor shall be made at the offices of Maslon Edelman Borman & Brand, LLP, 90 South 7th Street, Suite 3300, Minneapolis, Minnesota 55402 (or such other place as may be agreed to by the Company and the Underwriter) at 9:00 a.m., Minneapolis, Minnesota time, on ____________, 2006, or such other time as the Underwriter shall designate by notice to the Company (the time and date of such closing are called the "First Closing Date"). The Company hereby acknowledges that circumstances under which the Underwriter may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Underwriter to recirculate to the public copies of an amended or supplemented Prospectus.

     (c) The Optional Common Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to an aggregate of 570,000 Optional Common Shares from the Company at the purchase price per share to be paid by the Underwriter for the Firm Common Shares. The option granted hereunder is for use by the Underwriter solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Underwriter to the Company, which notice may be given at any time within 45 days from the date of this Agreement. Such notice shall set forth
(i) the aggregate number of Optional

Common Shares as to which the Underwriter is exercising the option, (ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Optional Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Underwriter and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Common Shares are to be purchased, the Underwriter agrees to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Underwriter may determine) set forth in the notice from the Underwriter to the Company referenced in this subsection (c). The Underwriter may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

     (d) Public Offering of the Common Shares. The Underwriter hereby advises the Company that it intends to offer for sale to the public, as described in the Prospectus, the Common Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Underwriter, in its sole judgment, has determined is advisable and practicable.

     (e) Payment for the Common Shares. Payment for the Common Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company. It is understood that the Underwriter has been authorized, for its own account, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriter has agreed to purchase.

     (f) Delivery of the Common Shares. The Company shall deliver, or cause to be delivered, to the Underwriter certificates for the Firm Common Shares at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Underwriter certificates for the Optional Common Shares the Underwriter has agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Common Shares shall be in definitive form and registered in such names and denominations as the Underwriter shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in Minneapolis, Minnesota as the Underwriter may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

     (g) Delivery of Prospectus to the Underwriter. Not later than 3:00 p.m. (Minneapolis, Minnesota time) on the next business day, or such shorter period as may be required by law, following the date of this Agreement, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Underwriter shall request.

     Section 3. Covenants of the Company. The Company further covenants and agrees with the Underwriter as follows:

     (a) Underwriter's Review of Proposed Amendments and Supplements. During such period beginning on the Initial Sale Time and ending on the later of the First Closing Date or such other date, as in the opinion of counsel for the Underwriter, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act), the Disclosure Package or the Prospectus, the Company shall furnish to the Underwriter for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriter reasonably objects.

     (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Underwriter in writing of (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective and
(iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use all reasonable commercial efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 434, as applicable, under the Securities Act and will use its best efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

     (c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. (i) If the preliminary prospectus included in the Disclosure Package is being used to solicit offers to buy the Common Shares and any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading (in which case the Company agrees to notify the Underwriter of any such event or condition), or if in the reasonable opinion of the Underwriter it is otherwise necessary to amend or supplement the Disclosure Package to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the

Commission and furnish to the Underwriter and to dealers, at its own expense, amendments or supplements to the Disclosure Package so that the statements in the Disclosure Package as so amended or supplemented will not be, in the light of the circumstances under which they were made or then prevailing, as the case may be, misleading or so that the Disclosure Package, as amended or supplemented, will comply with law. (ii) If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Underwriter or counsel for the Underwriter it is otherwise necessary to amend or supplement the Registration Statement or the Prospectus to comply with applicable law, including in connection with the delivery of the Prospectus, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Underwriter and to dealers, amendments or supplements to the Registration Statement or the Prospectus so that the statements in the Registration Statement or the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made or then prevailing, as the case may be, misleading or so that the Registration Statement or the Prospectus, as amended or supplemented, will comply with law.

     (d) Permitted Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Underwriter, it will not make any offer relating to the Common Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus" (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Underwriter hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule 1 hereto. Any such free writing prospectus consented to by the Underwriter is hereinafter referred to as a "Permitted Free Writing Prospectus". The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and
(ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

     (e) Copies of the Registration Statement and the Prospectus. The Company will furnish to the Underwriter signed copies of the Registration Statement (including exhibits thereto) and, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments or supplements thereto and the Disclosure Package as the Underwriter may reasonably request.

     (f) Blue Sky Compliance. The Company shall cooperate with the Underwriter and counsel for the Underwriter to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or other foreign laws of those jurisdictions designated by the Underwriter, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Underwriter promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

     (g) Use of Proceeds. The Company shall apply the proceeds from the sale of the Common Shares sold by it in the manner described under the caption "Use of Proceeds" in each of the Disclosure Package and the Prospectus.

     (h) Transfer Agent. The Company shall engage and maintain, at its expense, an independent, qualified and experienced registrar and transfer agent for the Common Stock.

     (i) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement (which need not be audited) covering the twelve-month period ending March 31, 2007, that satisfies the provisions of Section 11(a) of the, and Rule 158 under the, Securities Act.

     (j) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall timely report the use of proceeds from the issuance of the Common Shares as may be required under Rule 463 under the Securities Act.

     (k) Company to Provide Interim Financial Statements. Prior to the Closing Date, the Company will furnish the Underwriter as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company and its Subsidiaries for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

     (l) Quotation. The Company will use its best efforts to maintain the listing of the Common Shares on the Nasdaq National Market, or will use its best efforts to list and maintain the listing of the Common Shares on the New York Stock Exchange or the American Stock Exchange, and will comply with the corporate governance or similar rules of the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange, as applicable.

     (m) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 180th day following the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter (which consent may be withheld at the sole discretion of the Underwriter), directly or indirectly, sell, offer to sell, contract to sell, pledge, hypothecate, grant any option to purchase, transfer or otherwise dispose of, grant any rights with respect to, or file a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, or be the subject of any hedging, short sale, derivative or other transaction that is designed to, or reasonably expected to lead to, or result in, the effective economic disposition of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock, or publicly announce an intention to do any of the foregoing (other than as contemplated by this Agreement with respect to the Common Shares and the Underwriter's Warrant (as defined)); provided, however, that the Company may issue shares of its Common Stock or options or other awards to purchase its Common Stock, or Common Stock upon the exercise of options or warrants, pursuant to any stock option, stock bonus or other incentive plan or arrangement described in the Prospectus, but only if the holders of such shares, options warrants, awards, or shares issued upon exercise of such options or warrants, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares, options or warrants during such 180 day period without the prior written consent of the Underwriter (which consent may be withheld at the sole discretion of the Underwriter). Notwithstanding the foregoing, if (a) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the 180-day restricted period and ends on the last day of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day restricted period, then the restrictions imposed in this clause shall continue to apply until the expiration of the date that is 15 calendar days plus three business days after the date on which the issuance of the earnings release or the material news or material event occurs. The Company will provide the Underwriter and each individual subject to the 180-day restricted period pursuant to the lock-up agreements described in Section 6(j) with prior notice of any such announcement that gives rise to an extension of the 180-day restricted period.

     (n) Compliance with Sarbanes-Oxley Act. During the Prospectus Delivery Period, the Company will comply in all material respects with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

     (o) Future Reports to the Underwriter. For a period of three years following the date of the Prospectus, the Company will furnish to the Underwriter, Feltl and Company, Inc., 225 South Sixth Street, Suite 4200, Minneapolis, MN 55402, Attention: John C. Feltl (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock; provided, however, that after an 180-day period the Company shall be deemed to have satisfied its obligations under this Section 3(o) if it files such documents with the Commission via EDGAR, and such documents are available for public inspection via EDGAR.

     (p) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Common Shares, in such a manner as would require the Company to register as an investment company under the Investment Company Act.

     (q) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

     (r) Existing Lock-Up Agreements. The Company will pay all reasonable expenses incurred by the Underwriter in connection with strictly enforcing all agreements between the Underwriter and each director, officer and individual or entity owning any capital stock of the Company and each holder of options, warrants or other securities convertible into capital stock of the Company that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company's securities in connection with the Company's initial public offering. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company.

     (s) Company Trademarks. Upon written request of the Underwriter, the Company shall furnish, or cause to be furnished, to the Underwriter an electronic version of the Company's trademarks, both for use on the Underwriter's website, if any, operated by the Underwriter for the purpose of facilitating the on-line offering of the Common Shares (the "License"); provided, however, the License shall be used solely for the purpose described above, the Underwriter shall comply with all trademark, trade name, and service mark notice markings required by the Company and shall not use the Marks in any manner that adversely reflects upon the image or quality of the Company, the License is granted without any fee, the License is non-exclusive, and the License may not be assigned, transferred or sub-licenses by the Underwriter.

     (t) Closing Books. The Company shall at its own expense furnish two bound closing books to the Underwriter, including all customary documents, correspondence and agreements of the transaction contemplated by this Agreement, in form and content reasonably acceptable to the Underwriter, and one such closing book to Fulbright & Jaworski L.L.P. within sixty (60) business days after the later of (i) the Second Closing Date, if applicable, or (ii) the date on which the Underwriter and its counsel have provided the Company with documents, correspondence and agreements of the transaction customarily provided by the Underwriter or its counsel, including without limitation all correspondence between the Underwriter and the NASD.

     The Underwriter may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

     Section 4. Covenant of the Underwriter. The Underwriter certifies to and covenants with the Company that it has not and will not use, authorize use of, refer to, or participate in the planning for use of any "free writing prospectus", as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company), other than (i) a free writing prospectus that contains no "issuer information" (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the preliminary prospectus, (ii) any Issuer Free Writing Prospectus identified on Schedule 1, or (iii) any free writing prospectus prepared by the Underwriter and approved by the Company in advance in writing.

     Section 5. Payment of Expenses and Underwriter's Warrants.

     (a) The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder, including, without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriter, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each preliminary prospectus, the Prospectus and any Prospectus wrapper, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company and the Underwriter in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the state securities or blue sky laws or any foreign jurisdiction, and preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriter of such qualifications, registrations and exemptions,
(vii) the filing fees incident to the NASD's review and approval of the Underwriter's participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with including the Common Shares on the Nasdaq National Market, (ix) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement, (x) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Common Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company or the Underwriter (with the Company's prior consent which shall not unreasonably be withheld) in connection with the road show presentations, lodging expenses of the Underwriter and officers of the Company and any such consultants, and all transportation expenses, in connection with the road show, (xi) a nonaccountable expense allowance payable to the Underwriter equal to one and one-half percent (1 1/2 %) of the public offering price of the Common Shares payable on the First Closing Date, less the refundable $50,000 deposit already paid by the Company to the Underwriter, and (xii) all expenses of the Underwriter in connection with due diligence meetings with the investment community. Except as otherwise provided in this Agreement, the

Underwriter shall pay its own expenses, including the fees and disbursements of its legal counsel.

     (b) On the First Closing Date, the Company shall sell to the Underwriter for an aggregate of $50, a warrant (the "Underwriter's Warrants") entitling the Underwriter to purchase up to an aggregate of 380,000 shares of the Company's Common Stock (subject to adjustment), at an exercise price of $6.00 (subject to adjustment), which shall first become exercisable one year after the Effective Date and shall remain exercisable for a period of four years thereafter. The Underwriter's Warrant shall be subject to certain transfer restrictions and shall be in substantially the form attached as Appendix A hereto.

     Section 6. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Common Shares as provided herein on the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Common Shares, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

     (a) Accountants' Comfort Letter. On the date hereof, the Underwriter shall have received from BDO, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriter, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:

          (i) the Company, if required, shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective;

          (ii) all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433;

          (iii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the

     Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

          (iv) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

     (c) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date: (i) in the judgment of the Underwriter there shall not have occurred any Material Adverse Change, and (ii) there shall not have been any change or decrease specified in the letter referred to in paragraph (a) of this Section 6 which is, in the sole and reasonable judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Common Shares as contemplated by the Registration Statement and the Prospectus.

     (d) Opinion of Counsel for the Company. On each of the First Closing Date and the Second Closing Date, the Underwriter shall have received the favorable opinion of Maslon Edelman Borman & Brand, LLP, counsel for the Company, dated as of such closing date, in form and substance satisfactory to the Underwriter, the form of which is attached as Exhibit A.

     (e) Opinion of Counsel for the Underwriter. On each of the First Closing Date and the Second Closing Date, the Underwriter shall have received the favorable opinion of Fulbright & Jaworski L.L.P., counsel for the Underwriter, dated as of such closing date in a form satisfactory to the Underwriter.

     (f) Officers' Certificate. On each of the First Closing Date and the Second Closing Date, the Underwriter shall have received the written certificates executed by the Chairman of the Board, Chief Executive Officer and President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such closing date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsection (b) of this Section 6, and further to the effect that:

          (i) for the period from and after the date of this Agreement and prior to such closing date, there has not occurred any Material Adverse Change;

          (ii) the representations, warranties and covenants of the Company set forth in Sections 1 and 3 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such closing date;

          (iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such closing date; and

          (iv) the President's certificate will also certify that (A) any financial projections presented to the Underwriter for its review were prepared in good faith and represent the President's best estimate of the Company's financial condition following the First Closing Date; and (B) it is the President's good faith belief that the net proceeds to be derived from the offering that is the subject hereof are sufficient to fund the Company's operations for at least twelve (12) months following the First Closing Date.

     (g) Secretary's Certificate. On each of the First Closing Date and the Second Closing Date, the Underwriter shall have received the written certificates executed by the Secretary of the Company, dated as of such closing date, in form and substance satisfactory to the Underwriter, certifying as to
(i) the incumbency and the signatures of those officers of the Company executing this Agreement and such other certificates or documents contemplated under this Agreement, (ii) the charter or bylaws of the Company, and (iii) the resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and such other certificates or documents contemplated under this Agreement, a copy of such resolutions to be attached to said certificate.

     (h) Good Standing. The Underwriter shall have received on and as of the First Closing Date or the Second Closing Date, as the case may be, satisfactory evidence of the good standing of each of the Company and its Subsidiaries in the jurisdiction of their respective organization and their good standing as a foreign entity in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form from the appropriate Governmental Authorities of such jurisdictions.

     (i) Bring-down Comfort Letter. On each of the First Closing Date and the Second Closing Date, the Underwriter shall have received from BDO, as the independent registered public accounting firm for the Company, a letter dated such date, in form and substance satisfactory to the Underwriter to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date and Second Closing Date, if applicable.

     (j) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Underwriter an agreement in the form of Exhibit B hereto from each director, officer and each individual or entity owning any capital stock of the Company and each holder of options, warrants or other securities convertible into capital stock of the Company, and such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

     (k) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Underwriter and counsel for the Underwriter shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

     If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriter by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Common Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 7, Section 9 and
Section 10 shall at all times be effective and shall survive such termination.

     Section 7. Reimbursement of Underwriter Expenses. If this Agreement is terminated by the Underwriter pursuant to Section 6, Section 8 or Section 11, hereof, or if the sale to the Underwriter of the Common Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriter, upon demand, for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and the offering and sale of the Common Shares, including, but not limited to, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges, up to the $50,000 deposit already received by the Underwriter. The Company shall have no obligation to the Underwriter for out-of-pocket expenses referenced in this Section 7 to the extent that the Underwriter's out-of-pocket expenses, in the aggregate, exceed $50,000. In the event all such out-of-pocket expenses do not equal or exceed $50,000, the Underwriter shall, as soon as reasonably practicable, pay the Company the difference between the aggregate amount of all such out-of-pocket expenses and $50,000.

     Section 8. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto, and (ii) notification by the Commission to the Company and the Underwriter of the effectiveness of the Registration Statement under the Securities Act.

     Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to the Underwriter, except that the Company shall be obligated to reimburse the expenses of the Underwriter to the extent required by Sections 5 and 7 hereof, (b) the Underwriter to the Company, except with respect to any potential reimbursement by the Underwriter to the Company in the event that the aggregate amount of all of the Underwriter's out-of-pocket expenses do not equal or exceed $50,000 as provided in Section 7, or (c) any party hereto to any other party except that the provisions of Section 9 and Section 10 shall at all times be effective and enforceable and shall survive such termination.

     Section 9. Indemnification.

     (a) Indemnification of the Underwriter. The Company agrees to indemnify and hold harmless the Underwriter, its officers, directors and employees, and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act, against any loss, claim, damage, liability or expense, joint or several, as incurred, to which the Underwriter, its officers, directors and employees or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the prior written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company or any of its Subsidiaries to perform its obligations hereunder or under law; or (v) any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause
(i) through (iv) above, provided that the Company shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its gross negligence, bad faith or willful misconduct; and to reimburse the Underwriter, its officers, directors and employees and each such controlling person for any and all expenses (including the fees and disbursements of counsel for the Underwriter chosen by the Underwriter) as such expenses are reasonably incurred by the Underwriter, officer, director, employee, or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that (A) the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and (B) that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of the Underwriter or any person controlling the Underwriter if copies of any subsequent preliminary prospectus were timely delivered to such Underwriter and a copy of such subsequent preliminary prospectus was not sent or given by or on behalf of the Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if a court of competent jurisdiction shall have determined by a final non-appealable judgment that the subsequent preliminary prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this
Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

     (b) Indemnification of the Company, its Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the prior written consent of the Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus, or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person, for any legal and other expenses (subject to Section 9(c) hereof) reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriter has furnished to the Company expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth under "Commissions and Expenses," "Lock-Up Agreement" (but excluding the first sentence thereof), "Stabilization; Short Positions and Penalty Bids," and "Discretionary Accounts" subheadings under the caption "Underwriting" in the Prospectus. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that the Underwriter may otherwise have.

     (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 9 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party representing the indemnified parties who are parties to such action) or
(ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

     (d) Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, including notice of the terms of such settlement, and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     Section 10. Contribution. If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the

Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriter, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Common Shares as set forth on such cover page. The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriter, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(c) for purposes of indemnification.

     The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

     Notwithstanding the provisions of this Section 10, the Underwriter shall not be required to contribute any amount in excess of the underwriting commissions or discount received by the Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each officer, director and employee of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

     Section 11. Termination of this Agreement. Prior to the First Closing Date, this Agreement may be terminated by the Underwriter by notice given to the Company if at any time (a) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq National Market or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (b) a general banking moratorium shall have been declared by any federal, New York, Delaware or Minnesota authorities or a material disruption in commercial banking or securities settlement or clearing services in the United States has occurred; or
(c) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in the United States' or international political, financial or economic conditions, as in the reasonable judgment of the Underwriter is material and adverse and makes it impracticable or inadvisable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities;
(d) in the judgment of the Underwriter, there shall have occurred any Material Adverse Change; or (e) the Company shall have sustained a loss by strike, fire, flood, earthquake, storm, accident or other calamity of such character as in the reasonable judgment of the Underwriter may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (x) the Company to the Underwriters, except that the Company shall be obligated to reimburse the expenses of the Underwriter pursuant to Section 5 and Section 7 hereof, (y) the Underwriters to the Company, or (z) any party hereto to any other party, except that the provisions of
Section 9 and Section 10 shall at all times be effective and shall survive such termination.

     Section 12. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Common Shares pursuant to this Agreement, including the determination of the public offering price of the Common Shares and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its Subsidiaries, affiliates, stockholders, creditors or employees or any other party; (iii) the Underwriter has not assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) and the Underwriter has no any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the Underwriter and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

     This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any breach or alleged breach of agency or fiduciary duty.

     Section 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and its Subsidiaries, its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

     Section 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

     If to the Underwriter:

          Feltl and Company, Inc.
          225 South Sixth Street
          Suite 4200
          Minneapolis, MN 55402
          Attention: John C. Feltl

     with copies to:

          Fulbright & Jaworski L.L.P.
          2100 IDS Center
          80 South Eighth Street
          Minneapolis, MN 55402
          Facsimile: (612) 321-9600
          Attention: Girard P. Miller, Esq.

     If to the Company or its Subsidiaries:

          Global Traffic Network, Inc.
          800 Second Avenue
          New York, NY 10017
          Facsimile: (212) 986-3380
          Attention: William L. Yde III

     with a copy to:

          Maslon Edelman Borman & Brand, LLP
          90 South 7th Street, Suite 3300
          Minneapolis, MN 55402
          Facsimile: (612) 672-8397
          Attn: William M. Mower, Esq.

     Any party hereto may change the address for receipt of communications by giving written notice to the others.

     Section 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Common Shares from the Underwriter merely by reason of such purchase.

     Section 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     Section 17. Governing Law and Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MINNESOTA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY ("RELATED PROCEEDINGS") MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN HENNEPIN COUNTY, MINNESOTA, OR THE COURTS OF THE STATE OF MINNESOTA IN EACH CASE LOCATED IN MINNEAPOLIS OR ST. PAUL, MINNESOTA (COLLECTIVELY, THE "SPECIFIED COURTS"), AND EACH OF THE COMPANY, ITS SUBSIDIARIES AND THE UNDERWRITER IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION (EXCEPT FOR PROCEEDINGS INSTITUTED IN REGARD TO THE ENFORCEMENT OF A JUDGMENT OF ANY SUCH COURT (A "RELATED JUDGMENT"), AS TO WHICH SUCH JURISDICTION IS NON-EXCLUSIVE) OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY MAIL TO SUCH PARTY'S ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. EACH OF THE COMPANY, ITS SUBSIDIARIES AND THE UNDERWRITER IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR OTHER PROCEEDING IN THE SPECIFIED COURTS AND IRREVOCABLY AND UNCONDITIONALLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR

OTHER PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     Section 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

     Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 9 and 10 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

                            [SIGNATURE PAGES FOLLOW]

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                        Very truly yours,

                                        GLOBAL TRAFFIC NETWORK, INC.


                                        By:
                                            ------------------------------------
                                            William L. Yde III
                                            Chairman and Chief Executive Officer

     The undersigned hereby acknowledge and specifically agree to be bound by the provisions set forth in Section 17 of the foregoing agreement.

                                        THE AUSTRALIA TRAFFIC NETWORK
                                        PTY LIMITED


                                        By:
                                            ------------------------------------


                                        GLOBAL TRAFFIC CANADA, INC.


                                        By:
                                            ------------------------------------


                                        CANADIAN TRAFFIC NETWORK ULC


                                        By:
                                            ------------------------------------

     The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

FELTL AND COMPANY, INC.


By:
    ---------------------------------
    John C. Feltl
    Director of Capital Markets

                                   SCHEDULE 1

                      SCHEDULE OF FREE WRITING PROSPECTUSES
                       INCLUDED IN THE DISCLOSURE PACKAGE

                                                                       EXHIBIT A

                   FORM OF OPINION OF COUNSEL FOR THE COMPANY

                                                                       EXHIBIT B

                            FORM OF LOCK-UP AGREEMENT

                                                                      APPENDIX A

                          FORM OF UNDERWRITER'S WARRANT

                         UNDERWRITER'S WARRANT AGREEMENT

          UNDERWRITER'S WARRANT AGREEMENT dated as of __________, 2006 (this "Agreement"), between Global Traffic Network, Inc., a Delaware corporation (the "Company"), and Feltl and Company, Inc. (hereinafter referred to as the "Underwriter").

                                   WITNESSETH:

          WHEREAS, the Company proposes to issue to the Underwriter warrants (the "Warrants") to purchase up to an aggregate of 380,000 (as such number may be adjusted from time to time pursuant to Article 8 of this Warrant Agreement) shares (the "Shares") of common stock, $.001 par value per share (the "Common Stock"), of the Company; and

          WHEREAS, the Underwriter has agreed, pursuant to the underwriting agreement (the "Underwriting Agreement") dated _______ between the Underwriter and the Company, to act as the Underwriter in connection with the Company's proposed public offering (the "Public Offering") of 3,800,000 shares of Common Stock (the "Public Shares") at an initial public offering price of $5.00 per Public Share; and

          WHEREAS, the Warrants issued pursuant to this Agreement are being issued by the Company to the Underwriter or to its designees who are officers or partners of the Underwriter (collectively, the "Designees"), in consideration for, and as part of the Underwriter's compensation in connection with the Underwriting Agreement;

          NOW, THEREFORE, in consideration of the premises, the payment by the Underwriter to the Company of the aggregate amount of fifty dollars ($50.00), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Grant. The Underwriter and/or the Designees are hereby granted the right to purchase up to an aggregate of 380,000 fully-paid and non-assessable Shares at an initial exercise price (subject to adjustment as provided in Article 6 hereof) of $6.00 per Share at any time from __________ until 5:00 P.M., Minneapolis, Minnesota time, on __________ (the "Underlying Share Warrant Term"). The Shares are in all respects identical to the Public Shares being sold to the public pursuant to the terms and provisions of the Underwriting Agreement.

          2. [reserved]

          3. Exercise of Warrant.

               3.1 Cash Exercise. The Warrants initially are exercisable at a price of $6.00 per Share, payable in cash or by check to the order of the Company, or any combination thereof, subject to adjustment as provided in
Article 8 hereof. Upon surrender of the Warrant Certificate(s) with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Shares, at the Company's principal office (currently located at 800 Second Avenue, New York, New York 10017), the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Shares so purchased. The purchase rights represented by the Warrant Certificate are exercisable at the option of the Holder hereof, in whole or in part. In the case of the purchase of less than all of the Shares purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares.

               3.2 Cashless Exercise. At any time during the Warrant Exercise Term, the Holder may, at the Holder's option, exchange, in whole or in part, the Warrants represented by such Holder's Warrant Certificate which are exercisable for the purchase of Shares into the number of Shares determined in accordance with this Section 3.2 (a "Warrant Exchange"), by surrendering such Warrant Certificate at the principal office of the Company or at the office of its transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrants to be so exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the Shares issuable upon such Warrant Exchange and, if applicable, a new Warrant Certificate of like tenor representing the Warrants which were subject to the surrendered Warrant Certificate and not included in the Warrant Exchange, shall be issued as of the Exchange Date and delivered to the Holder within three (3) business days following the Exchange Date. In connection with any Warrant Exchange, the Holder shall be entitled to subscribe for and acquire (i) the number of Shares (rounded to the next highest integer) which would, but for such Warrant Exchange, then be issuable pursuant to the provisions of Section 3.1 above upon the exercise of the Warrants specified by the Holder in its Notice of Exchange (the "Total Share Number") less (ii) the number of Shares equal to the quotient obtained by dividing (a) the product of the Total Share Number and the existing Exercise Price per Share (as hereinafter defined) by (b) the Market Price (as hereinafter defined) of a Public Share on the trading day immediately preceding the Warrant Exchange. "Market Price" at any date shall be deemed to be the last reported sale price or, in case no such reported sales takes place on such day, the average of the last reported sale prices for the last three (3) consecutive trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or as reported in the Nasdaq National Market, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market, the closing bid price as furnished by (i) the National Association of Securities Dealers, Inc. ("NASD") through the OTC Bulletin Board or successor trading market or (ii) if not listed on the OTC Bulletin Board (or its successor market), the "pink sheets." If the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market, and closing bid prices are not furnished by the NASD through the OTC Bulletin Board or successor trading market, or the "pink sheets," then the Market Price shall be determined in good faith by the mutual agreement of the Board of Directors of the Company, which shall prepare and deliver to the applicable Holder its proposed market price and an analysis setting for basis for its determination, and the applicable Holder.

          4. Issuance of Certificates.

          Upon the exercise of the Warrants, the issuance of certificates for the Shares purchased shall be made no later than three (3) business days thereafter without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Article 5 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any transfer tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          The certificates representing the Shares shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chief Executive Officer or President of the Company under its corporate seal (if any) reproduced thereon, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

          Upon exercise, in part or in whole, of the Warrants, certificates representing the Shares purchased (the "Warrant Securities"), shall bear a legend substantially similar to the following:

     "The securities represented by this certificate and the other securities issuable upon exercise thereof have not been registered for purposes of public distribution under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act, or (ii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the Company, stating that an exemption from registration under such Act is available."

          5. Restriction on Transfer of Warrants.

          The Holder of a Warrant Certificate, by the Holder's acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof, and that the Warrants may not be sold during the Public Offering, or sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Warrants for a period of one (1) year from __________, except to the Underwriter or the Designees, provided that any portion of the Warrant so transferred shall remain subject to the above restriction for the remainder of the restriction period.

          6. Price.

               6.1 Initial and Adjusted Exercise Price. The initial exercise price of each Warrant shall be $6.00 per Share. The adjusted Exercise
Price per Share shall be the prices which shall result from time to time from any and all adjustments of the initial Exercise Price per Share in accordance with the provisions of Article 8 hereof.

               6.2 Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

          7. Registration Rights.

               7.1 Registration Under the Securities Act of 1933. None of the Warrants or the Shares have been registered for purposes of public distribution under the Securities Act of 1933, as amended (the "Act").

               7.2 Registrable Securities. As used herein, the term "Registrable Security" means each of the Warrants, the Shares, and any shares of Common Stock issued upon any stock split or stock dividend in respect of such Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Act and disposed of pursuant thereto, (ii) registration under the Act is no longer required for the Holder for subsequent public distribution of such security under Rule 144(k) promulgated under the Act or otherwise, or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Article 7.

               7.3 Piggyback Registration. If, within seven (7) years following the effective date of the Public Offering, the Company proposes to prepare and file one or more post-effective amendments to the registration statement filed in connection with the Public Offering or any new registration statement or post-effective amendments thereto covering equity or debt securities of the Company, or any such securities of the Company held by its shareholders (in any such case, other than in connection with a merger, acquisition or pursuant to Form S-8 or successor form)(for purposes of this Article 7, collectively, the "Registration Statement"), it will give written notice of its intention to do so by certified mail, return receipt requested ("Notice"), at least thirty (30) days prior to the filing of each such Registration Statement, to all Holders of the Registrable Securities. Upon the written request of such a Holder (a "Requesting Holder"), made within twenty (20) days after receipt by the Holder of the Notice, that the Company include any of the Requesting Holder's Registrable Securities in the proposed Registration Statement, the Company shall, as to each such Requesting Holder, use its best efforts to effect the registration under the Act of the Registrable Securities which it has been so requested to register ("Piggyback Registration"), at the Company's sole cost and expense and at no cost or expense to the Requesting Holders (except as provided in Section 7.5(b) hereof).

               Notwithstanding the provisions of this Section 7.3, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.3 (irrespective of whether any written request for inclusion of Registrable Securities shall have already been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof, without incurring any liability to any holder of Registrable Securities.

               7.4 Demand Registration.

                    (a) At any time beginning at such time as the Company is eligible to use a registration statement on Form S-3 under the Act (or applicable successor form) for secondary offerings of securities and ending five
(5) years after the effective date of the Public Offering, any "Majority Holder" (as such term is defined in Section 7.4(c) below) of the Registrable Securities shall have the right (which right is in addition to the piggyback registration rights provided for under Section 7.3 hereof), exercisable by written notice to the Company (the "Demand Registration Request"), to have the Company prepare and file with the Securities and Exchange Commission (the "Commission") on one occasion, at the sole expense of the Company (except as provided in Section 7.5(b) hereof), a Registration Statement on Form S-3 (or applicable successor form) and such other documents, including a prospectus, as may be necessary (in the opinion of both counsel for the Company and counsel for such Majority Holder) in order to comply with the provisions of the Act, so as to permit a public offering and sale of the Registrable Securities by the Holders thereof. The Company shall use its best efforts to cause the Registration Statement to become effective under the Act so as to permit a public offering and sale of the Registrable Securities by the Holders thereof. Once effective, the Company will use its best efforts to maintain the effectiveness of the Registration Statement until the earlier of (i) the date that all of the Registrable Securities have been sold or (ii) the date the Holders thereof receive an opinion of counsel to the Company that all of the Registrable Securities may be freely traded without registration under the Act under Rule 144(k) promulgated under the Act or otherwise.

                    (b) The Company covenants and agrees to give written notice of any Demand Registration Request to all Holders of the Registrable Securities within ten (10) business days from the date of the Company's receipt of any such Demand Registration Request. After receiving notice from the Company as provided in this Section 7.4(b), holders of Registrable Securities may request the Company to include their Registrable Securities in the Registration Statement to be filed pursuant to Section 7.4(a) hereof by notifying the Company of their decision to have such securities included within fifteen (15) business days of their receipt of the Company's notice.

                    (c) The term "Majority Holder" as used in Section 7.4 hereof shall mean any Holder or any combination of Holders of Registrable Securities, if included in such Holders' Registrable Securities, that hold an aggregate number of shares of Common Stock (including Shares already issued, Shares issuable pursuant to the exercise of outstanding Warrants) as would constitute a majority of the aggregate number of shares of Common Stock outstanding (including Shares already issued and Shares issuable pursuant to the exercise of outstanding Warrants) that are Registrable Securities.

               7.5 Covenants of the Company With Respect to Registration. The Company covenants and agrees as follows:

                    (a) In connection with any registration under Section 7.4 hereof, the Company shall file the Registration Statement as expeditiously as possible, but in any event no later than thirty (30) days following receipt of any demand therefor, shall use its best efforts to have any such Registration Statement declared effective at the earliest possible time, and shall furnish each Holder of Registrable Securities such number of prospectuses as shall reasonably be requested.

                    (b) The Company shall pay all costs, fees and expenses (other than underwriting fees, discounts and nonaccountable expense allowance applicable to the Registrable Securities and fees and expenses of counsel retained by the Holders of Registrable Securities) in connection with all Registration Statements filed pursuant to Sections 7.3 and 7.4(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses and any fees due to the NASD related to such registration or sale of any of the Registrable Securities.

                    (c) The Company will take all necessary action which may be required in qualifying or registering the Registrable Securities included in the Registration Statement for offering and sale under the securities or blue sky laws of such states as are requested by the Holders of such securities and for obtaining the clearance of NASD member firms to participate in the distribution of such Registrable Securities; provided, however, that the Company shall not be required in connection therewith to qualify to do business or file a general consent to service of process in any jurisdiction if the Board of Directors of the Company determines in good faith that the same would be materially detrimental to the Company.

                    (d) The Company shall indemnify any Holder of the Registrable Securities to be sold pursuant to any Registration Statement and any underwriter or person deemed to be an underwriter under the Act and each person, if any, who controls such Holder or underwriter or person deemed to be an underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriter as set forth in Section 9 of the Underwriting Agreement and to provide for just and equitable contribution as set forth in Section 10 of the Underwriting Agreement.

                    (e) Any Holder of Registrable Securities to be sold pursuant to a registration statement, and such Holder's successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holder, or such Holder's successors or assigns, for specific inclusion in such Registration Statement to the same extent and with the same effect as the provisions pursuant to which the Underwriter has agreed to indemnify the Company as set forth in
Section 9 of the Underwriting Agreement and to provide for just and equitable contribution as set forth in Section 10 of the Underwriting Agreement.

                    (f) Nothing contained in this Agreement shall be construed as requiring any Holder to exercise the Warrants held by such Holder prior to the initial filing of any registration statement or the effectiveness thereof.

                    (g) If the Company shall fail to comply with the provisions of this Article 7, the Company shall, in addition to any other equitable or other relief available to the Holders of Registrable Securities, be liable for any or all incidental, special and consequential damages sustained by the Holders of Registrable Securities requesting registration of their Registrable Securities.

                    (h) In connection with any offering involving an underwriting of shares of the Company's Common Stock pursuant to Section 7.3, the Company shall not be required to include any of the Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total number of securities to be included in such offering, including the Registrable Securities requested by Holders to be included therein, exceeds the amount of securities that the underwriters determine in their reasonable discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company determine in their sole discretion will not jeopardize the success of the offering. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated in the following manner: (i) to the Company and, if there is a balance of Registrable Securities remaining, (ii) to the Holders, provided that if the balance of Registrable Securities remaining is not sufficient to include in the offering all of the Registrable Securities requested to be registered by the Holders, the number of Registrable Securities to be included for any holder shall be determined pro rata based on the proportionate number of Registrable Securities then held (regardless of whether or not such any such Holder has requested that all such Registrable Securities be included, and, if there is a balance of Registrable Securities remaining, (iii) to the other stockholders holding rights as selling security holders, but excluding any stockholder who is an officer or director of the Company. If there is a balance of Registrable Securities remaining after all of the Registrable Securities requested to be registered by the Company, the Holders and the other stockholders holding rights as selling security holders who are not officers and directors of the Company, then Registrable Securities held by officers and directors of the Company may be included in such offering.

                    (i) The Company shall not permit the inclusion of any securities other than the Registrable Securities to be included in any Registration Statement filed pursuant to Section 7.4 hereof, without the prior written consent of the Majority Holders, which consent shall not be unreasonably withheld.

                    (j) The Company shall promptly deliver copies of all correspondence between the Commission and the Company, its counsel or its auditors with respect to the Registration Statement to each Holder of Registrable Securities included for registration in such Registration Statement pursuant to Section 7.3 hereof or Section 7.4 hereof requesting such correspondence and to the managing underwriter, if any, of the offering in connection with which such Holder's Registrable Securities are being registered and shall permit each Holder of Registrable Securities and such underwriter to do such reasonable investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities necessary or helpful to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder of Registrable Securities or underwriter shall reasonably request; provided, that the Company may require each such Holder or underwriter to enter into reasonable confidentiality and non-disclosure agreements with respect to the information contained in or derived from such investigations.

          8. Adjustments of Exercise Price and Number of Securities. The following adjustments apply to the Exercise Price of the Warrants with respect to the Shares and the number of Shares purchasable upon exercise of the Warrants.

               8.1 Computation of Adjusted Price. In case the Company shall at any time after the date hereof pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, then upon such dividend or distribution, the Exercise Price in effect immediately prior to such dividend or distribution shall forthwith be reduced to a price determined by dividing:

                    (a) an amount equal to the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution multiplied by the Exercise Price in effect immediately prior to such dividend or distribution, by

                    (b) the total number of shares of Common Stock outstanding immediately after such issuance or sale.

                    For the purposes of any computation to be made in accordance with the provisions of this Section 8.1, the Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution.

               8.2 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or proportionately increased in the case of combination.

               8.3 Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Article 8, the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full number by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

               8.4 Reclassification, Consolidation, Merger, etc. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of all or substantially all of the assets of the Company, the Holders shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holders were the owners of the Shares immediately prior to any such events, at a price equal to the product of (x) the number of shares of Common Stock issuable upon exercise of the Holders' Warrants and (y) the exercise prices for the Warrants in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holders had exercised the Warrants.

               8.5 Determination of Outstanding Common Shares. The number of Common Shares at any one time outstanding shall include the aggregate number of shares issued and the aggregate number of shares issuable upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities.

               8.6 [reserved]

               8.7 Dividends and Other Distributions with Respect to Outstanding Securities. In the event that the Company shall at any time prior to the exercise of all Warrants make any distribution of its assets to holders of its Common Stock as a liquidating or a partial liquidating dividend, then the Holder of Warrants who exercises its Warrants after the record date for the determination of those Holders of Common Stock entitled to such distribution of assets as a liquidating or partial liquidating dividend shall be entitled to receive for the exercise price per Warrant, in addition to each share of Common Stock, the amount of such distribution (or, at the option of the Company, a sum equal to the value of any such assets at the time of such distribution as determined by the Board of Directors of the Company in good faith) which would have been payable to such Holder had he been the Holder of record of the Common Stock receivable upon exercise of his Warrant on the record date for the determination of those entitled to such distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection 8.7.

               8.8 Subscription Rights for Shares of Common Stock or Other Securities. In the case that the Company or an affiliate of the Company shall at any time after the date hereof and prior to the exercise of all the Warrants issue any rights, warrants or options to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company, the Holders of unexercised Warrants on the record date set by the Company or such affiliate in connection with such issuance of rights, warrants or options shall be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise of the Warrants, to receive such rights, warrants or options that such Holders would have been entitled to receive had they been, on such record date, the holders of record of the number of whole shares of Common Stock then issuable upon exercise of their outstanding Warrants (assuming for purposes of this Section 8.8, that the exercise of the Warrants is permissible immediately upon issuance).

          9. Exchange and Replacement of Warrant Certificates.

          Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant Certificate, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor in lieu thereof.

          10. Elimination of Fractional Interests.

          The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Shares.

          11. Reservation and Listing of Securities.

          The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Shares issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed on the Nasdaq National Market, or any successor trading market on which the Common Stock may be listed and/or quoted.

          12. Notices to Warrant Holders.

          Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                    (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                    (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                    (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; or

                    (d) reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or a sale or conveyance to another corporation of the property of the Company as an entirety is proposed; or

                    (e) The Company or an affiliate of the Company shall propose to issue any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company;

               then, in any one or more of said events, the Company shall give written notice to the Holder or Holders of such event at least fifteen (15) business days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

          13. [reserved]

          14. Notices.

          All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

                    (a) If to a registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

                    (b) If to the Company, to the address set forth in Section 3 of this Agreement or to such other address as the Company may designate by notice to the Holders given pursuant to this section.

          15. Supplements and Amendments.

          The Company and the Underwriter may from time to time supplement or amend this Agreement without the approval of any Holders of the Warrants and/or Warrant Securities in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriter may deem mutually necessary or desirable and which the Company and the Underwriter mutually deem not to adversely affect the interests of the Holders of Warrant Certificates.

          16. Successors.

          All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

          17. [reserved]

          18. Governing Law.

          This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Minnesota and for all purposes shall be construed in accordance with the laws of said State, other than its conflicts of laws provisions.

          19. Benefits of this Agreement.

          Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Underwriter and any other registered Holder or Holders of the Warrant Certificates or Warrant Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Underwriter and any other Holder or Holders of the Warrant Certificates or Warrant Securities.

          20. Counterparts.

          This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        GLOBAL TRAFFIC NETWORK, INC.


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------


                                        FELTL AND COMPANY, INC.


                                        By:
                                            ------------------------------------
                                            John C. Feltl
                                            Director of Capital Markets

                                    EXHIBIT A

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (ii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE

                          5:00 P.M., MINNEAPOLIS TIME,

No. W-_____________________                                     380,000 Warrants

                               WARRANT CERTIFICATE

          This Warrant Certificate certifies that Feltl and Company, Inc. or its registered assigns, is the registered holder of 380,000 Warrants to purchase, at any time from __________ until 5:00 P.M. Minneapolis, Minnesota time on __________ ("Expiration Date"), up to 380,000 fully-paid and non-assessable shares (the "Shares") of the common stock, $.001 par value per share (the "Common Stock"), of Global Traffic Network, Inc., a Delaware corporation (the "Company"), at an initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $6.00 per Share, upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Underwriter's Warrant Agreement dated as of __________, 2006, between the Company and Feltl and Company, Inc. (the "Warrant Agreement"). Payment of the Exercise Price may be made in cash or by check payable to the order of the Company, or any combination thereof.

          No Warrant may be exercised after 5:00 P.M., Minneapolis, Minnesota time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" means the registered holders or registered holder) of the Warrants.

          The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair the rights of the holder as set forth in the Warrant Agreement.

          Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection therewith.

          Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

          The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

          All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

Dated:
       ------------------------------

                                        GLOBAL TRAFFIC NETWORK, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                         [FORM OF ELECTION TO PURCHASE]

          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase __________ Shares of Common Stock and herewith tenders in payment for such securities, cash or check payable to the order of Global Traffic Network, Inc. in the amount of $__________, all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of _______________, whose address is _____________________________________, and that such Certificate be delivered to ___________________________, whose address is ______________________________.


Dated:                                  Signature:
       ----------------------------                -----------------------------
                                        (Signature must conform in all respects
                                        to the name of holder as specified on
                                        the face of the Warrant Certificate or
                                        with the name of the assignee appearing
                                        in the assignment form, if any.)

                                        ----------------------------------------
                                        (Insert Social Security or Tax
                                        Identification Number of Holder)

                              [FORM OF ASSIGNMENT]

             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate.)

               FOR VALUE RECEIVED, ______________________________________ hereby sells, assigns and transfers unto ______________________________________________
(Please print name, address and social security or tax identification number of assignee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________, Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated:                                  Signature:
       --------------------------                  -----------------------------
                                        (Signature must conform in all respects
                                        to the name of holder as specified on
                                        the face of the Warrant Certificate or
                                        with the name of the assignee appearing
                                        in the assignment form, if any.)

                                        ----------------------------------------
                                        (Insert Social Security or Tax
                                        Identification Number of Holder)

                            [CASHLESS EXERCISE FORM]

                    (To be executed upon exercise of Warrant
                            pursuant to Section 3.2)

To: GLOBAL TRAFFIC NETWORK, INC.

     The undersigned hereby irrevocably elects a cashless exercise of the right to purchase represented by the attached Warrant Certificate for, and to purchase thereunder, _____________________ Shares, as provided for in Section 3.2 therein.

     Please issue a certificate or certificates for such Shares in the names of:

Name                                    Address
     --------------------------------           --------------------------------
     (Please print name)
                                                --------------------------------

     and deliver such certificate or certificates to (if different from above):

Name                                    Address
     --------------------------------           --------------------------------
     (Please print name)
                                                --------------------------------


Dated:                                  Signature
       ------------------------------             ------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                        (Insert Social Security or Tax
                                        Identification Number of Holder)

     NOTE: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form, if any.

     And if said number of shares shall not be all the shares purchasable under the attached Warrant Certificate, a new Warrant Certificate is to be issued in the name of the undersigned for the remaining balance of the shares purchasable thereunder.


                                      -20-